Exhibit 21
LIGHT & WONDER, INC. SUBSIDIARIES
(All subsidiaries are 100% owned unless otherwise stated)
(List includes only subsidiaries in which Light & Wonder holds equal to or greater than 50% of the subsidiary)

*Indicates a SciPlay Corporation (Nevada) (“SciPlay”) subsidiary. SciPlay’s Class A common stock is traded on The NASDAQ Global Select Market. To date, Light & Wonder, Inc. continues to control shares representing a majority of the combined voting power in SciPlay.

Alictus Yazilim Anonim Şirketi (Turkey)*
Authentic Gaming Limited (Malta)
Authentic Gaming Malta Limited (Malta)
Bally Gaming and Systems UK Limited (England and Wales)
Bally Gaming and Systems S.A. (Uruguay)
Bally Gaming Canada Ltd. (New Brunswick, Canada)
Bally Gaming Netherlands I B.V. (Netherlands)
Bally Gaming Netherlands II B.V. (Netherlands)
Bally Gaming Netherlands III B.V. (Netherlands)
Bally Gaming, družba za prodajo in vzdrževanje igralnih naprav, igralnih pripomočkov in igralnih sistemov, d.o.o. (Slovenia) – short name Bally Gaming d.o.o.
Bally Technologies Colombia SAS (Colombia)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Limited (England and Wales)
Bern Merger Sub, Inc. (Nevada)
Betdigital Ltd (England and Wales)
BGI Gaming & Systems, S. de R.L. de C.V. (Mexico)
Come2Play Ltd. (Israel)*
Content Media Holding Ltd (Malta)
Content Media Operations Sweden AB (Sweden)
Cryptologic (Asia Pacific) Pte. Ltd. (Singapore)
Cryptologic Limited (Guernsey)
Customized Games Limited (England and Wales)
Dragonplay Ltd (Israel)*
ELK Studios Malta Ltd (Malta)
ELKAB Studios AB (Sweden)
E-SYS Tecnología Em Informatica S.A. (Brazil) (70%)
Game360 S.R.L. (Italy)
Global Draw Limited (England and Wales)
Hillbeck Trading Limited (Cyprus) (99.9%)
International Terminal Leasing (Bermuda) (80%)
Jadestone Networks (Malta) Ltd. (Malta)
Koukoi Games Oy (Finland)*
Light and Wonder Gibraltar Limited (Gibraltar)
Light and Wonder International, Inc. (Delaware)
Light and Wonder Services Philippines, Inc. (Philippines)
Lightning Box Games Pty Limited (Australia)
LNW Gaming (Krakow) sp. z.o.o. (Poland)
LNW Gaming Africa Proprietary Limited (Republic of South Africa) (74.8%)
LNW Gaming Alderney Ops Limited (Gibraltar)
LNW Gaming and Systems France (France)
LNW Gaming and Systems Holdings Limited (England and Wales)
LNW Gaming ANZ Pty Ltd (Australia)

LNW Gaming Asia Limited (Macau)
LNW Gaming Australia Holdings I Pty Ltd (Australia)
LNW Gaming Australia Holdings II Pty Ltd (Australia)
LNW Gaming Gibraltar Limited (Gibraltar)
LNW Gaming Group LLC (Nevada)
LNW Gaming Malta Holdings Limited (Malta)
LNW Gaming Malta Limited (Malta)
LNW Gaming New Zealand Pty Limited (New Zealand)
LNW Gaming Puerto Rico, LLC (Puerto Rico)
LNW Gaming Singapore Pte. Ltd. (Singapore)
LNW Gaming UK Limited (England and Wales)
LNW Gaming, Inc. (Nevada)
LNW Hellas Sole Shareholder Limited Liability Company (Greece)
LNW Holdco, Inc. (Delaware)
LNW Holding Company Limited (Guernsey)
LNW Social Holding Company I, LLC (Nevada)
LNW Social Holding Company II, LLC (Nevada)
LNW Sweden AB (Sweden)
LNW UK Holdings Limited (England and Wales)
NextGen Gaming (USA) LLC (Nevada)
NextGen Gaming Pty Ltd (Australia)
NYX Digital Gaming (Alberta) Inc. (Alberta, Canada)
NYX Digital Gaming (Alderney) Limited (Alderney)
NYX Digital Gaming (Betdigital Holdings) Limited (England and Wales)
NYX Digital Gaming (Gibraltar II) Limited (Gibraltar)
NYX Digital Gaming (Guernsey) Limited (Guernsey)
Playzido Limited (England and Wales)
Red7Mobile Ltd (England and Wales)
Scientific Connections India Private Limited (India)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games Holdings Limited (Ireland)
Scientific Games India Private Limited (India)
SciPlay Acquisition LLC (Nevada)*
SciPlay Corporation (Nevada)
SciPlay Games, LLC (Nevada)*
SciPlay Parent Company, LLC (Nevada)*
SG Gaming Argentina, S.A.U. (Argentina)
SG Gaming Qingdao Company Limited (China)
SG Gaming UK Limited (England and Wales)
SHFL entertainment (Argentina) S.R.L. (Argentina)
SHFL entertainment (Australasia) Holdings Pty Limited (Australia)
Shuffle Master Australia Pty Ltd (Australia)
Shuffle Master GmbH & Co KG (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master Holding GmbH (Austria)
Shuffle Master International, Inc. (Nevada)
Stargames Pty Ltd (Australia)
Wagerlogic (Ireland) Limited (Ireland)
Wagerlogic (UK) Limited (England and Wales)
WagerLogic Limited (Cyprus)

WMS Gaming Australia Pty Limited (Australia)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
WMS Gaming Services Europe, S.L. (Spain)